UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): August 27, 2019

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 27, 2019, Lannett Company, Inc. (the “Company”), announced its results of operations for the Fiscal 2019 fourth quarter and full year ended June 30, 2019, as set forth in the press release, a copy of which is included as Exhibit 99.1 hereto.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

ITEM 7.01 REGULATION FD DISCLOSURE

In the press release, the Company also included information related to net sales, debt paydown and fourth quarter fiscal 2019 adjusted EBITDA. The information disclosed under this Item 7.01, including the net sales, debt paydown and fourth quarter fiscal 2019 adjusted EBITDA information comprising a part of Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

99.1	August 27, 2019 Press Release

EXHIBIT INDEX

Exhibit:	Description:

99.1	August 27, 2019 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Martin P. Galvan
Vice President of Finance and Chief Financial Officer
Date: August 28, 2019